LABEL BELOW FOR MIS USE ONLY!
INTEGRATED FUND SERVICES/BISYS
GANNETT WELSH & KOTLER EQUITY FUND
ORIGINAL 1-UP two-sides 8/8/02 TD
MATT (INTGWKF)
REVIEW #1 8/8/02 TD

MIS EDITS: # OF CHANGES___/___PRF 1 ____PRF 2____

OK TO PRINT AS IS*____*By signing this form you are authorizing MIS to print this form in its current state.

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SIGNATURE OF PERSON AUTHORIZING PRINTING                           DATE


                         VOTE BY TELEPHONE AND INTERNET
                         24 HOURS A DAY, 7 DAYS A WEEK

 Your Telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

             TELEPHONE                                  INTERNET                                  MAIL
           800-690-6903                             www.proxyweb.com

Use any touch-tone telephone to vote       Use the internet to vote your proxy.       Mark, sign and date your proxy card
your proxy. Have your proxy card in        Have your proxy card in hand when you      and return it in the postage-paid
hand when you call. You will be            access the website. You will be prompted   envelope we have provided.
prompted to enter your control number,     to enter your control number, located
located below, and then follow the         below, to create an electronic ballot.
simple directions.



Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

-------------------------------------------------------------------------------
If you have submitted your proxy by telephone or the internet, there is no need to mail back your proxy.
-------------------------------------------------------------------------------

          p Please fold and detach card at perforation before mailing p

                               GW & K EQUITY FUND

                  **** CONTROL NUMBER: 999 999 999 999 99 ****

        PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 17, 2002 THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints __________________and ________________________
or any one or more of them, proxies, with full power of substitution, to vote all shares of the GW & K Equity Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at 222 Berkeley Street, Boston, Massachusetts, on September 17, 2002 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposals.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

O                            Please vote, date and sign this proxy and return
                                  it promptly in the enclosed envelope.

                                    Dated: _____________________, 2002

                    -----------------------------------------------------------


                    -----------------------------------------------------------

                                 Signature(s) PLEASE SIGN WITHIN BOX

                    This proxy must be signed exactly as your name(s) appear hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

                                                                             GWK

LABEL BELOW FOR MIS USE ONLY!
INTEGRATED FUND SERVICES/BISYS
GANNETT WELSH & KOTLER EQUITY FUND
ORIGINAL 1-UP two-sided 8/8/02 TD
MATT (INTGWKB)
REVIEW #1 8/8/02 TD

MIS EDITS: # OF CHANGES___/___PRF 1 ____PRF 2____

OK TO PRINT AS IS*____*By signing this form you are authorizing MIS to print this form in its current state.

--------------------------------------------------------------------------------
SIGNATURE OF PERSON AUTHORIZING PRINTING                   DATE



         p Please fold and detach card at perforation before mailing p

 Please fill in box(es) as shown using black or blue ink or number 2 pencil. [X] PLEASE DO NOT USE FINE POINT PENS.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

                                                      FOR  AGAINST ABSTAIN

  1.   To approve the Agreement and Plan of            0     0       0
       Reorganization for the GW & K Equity
       Fund (the "Acquired Fund") providing for
       (a) the transfer of all of its assets to BNY Hamilton Multi-Cap Equity Fund (the
       "Successor Fund") in exchange for shares of the Successor Fund and the assumption by the Successor Fund of the GW&K Equity
       Fund's liabilities, (b) the distribution of such shares of the Successor Fund to shareholders of the GW & K Equity Fund, and (c) the subsequent liquidation of the Acquired Fund.


  2.   To approve a new advisory agreement             0     0       0
       between the GW&K Equity Fund and The
       Bank of New York.


  3.   To approve a new subadvisory agreement          0     0       0
       between The Bank of New York and Gannett
       Welsh & Kotler, LLC.

                                                                             GWK